Exhibit 99.2
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF HUAWEI-3COM
CO., LIMITED AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Independent Auditors’ Report
The Board of Directors
Huawei-3Com Co., Limited:
We have audited the accompanying consolidated balance sheets of Huawei-3Com Co., Limited and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Huawei-3Com Co., Limited and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG Huazhen
Shanghai, the People’s Republic of China
March 15, 2006

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2005 and 2004
(Expressed in United States dollars)

	2005	2004
Assets

Current assets:
Cash and cash equivalents (note 1c)	$140,503,749	$117,860,892
Trade accounts receivable, less allowance for doubtful accounts of $71,928 and $29,613 at December 31, 2005 and 2004, respectively (note 1d)	9,449,403	13,395,698
Due from related parties (note 10)	64,128,541	28,274,265
Notes receivable (note 1e)	38,583,440	33,723,030
Inventories (note 2)
Finished goods	49,178,170	25,823,597
Work in process	11,316,574	15,496,617
Raw materials	39,168,885	22,972,053

Total inventories	99,663,629	64,292,267

Deferred tax assets	6,456,270	—

Other current assets	23,053,758	7,971,571

Total current assets	381,838,790	265,517,723

Fixed assets (note 1g):
Machinery and equipment	42,816,153	26,324,393
Leasehold improvements	6,733,764	6,734,203
Motor vehicles	1,639,801	972,468

	51,189,718	34,031,064

Less accumulated depreciation and amortisation	(19,121,401)	(6,912,555)

Net fixed assets	32,068,317	27,118,509

Deferred tax assets	1,336,635	727,006

Goodwill (note lh)	40,000	40,000

Intangible assets (notes lh and 6)	36,482,419	36,685,000

Total assets	$451,766,161	$330,088,238

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets (continued)
December 31, 2005 and 2004
(Expressed in United States dollars)

	2005	2004
Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$55,599,105	$29,759,518
Due to related parties (note 10)	12,383,191	22,792,845
Income taxes payable	53,923	66,872
Accrued expenses and other current liabilities (note 3)	108,138,951	61,617,582

Total current liabilities	176,175,170	114,236,817

Obligation under equity appreciation rights plan (note 8)	9,484,009	2,446,686

Total liabilities	185,659,179	116,683,503

Commitments and Contingencies (note 11)

Stockholders’ equity:
Common stock	9,705,000	9,705,000
Additional paid-in capital	192,969,295	192,969,245
Retained earnings	60,580,217	10,758,600
Accumulated other comprehensive income/(loss)	2,852,470	(28,110)

Total stockholders’ equity	266,106,982	213,404,735

Total liabilities and stockholders’ equity	$451,766,161	$330,088,238

See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statements of Income
Years ended December 31, 2005 and 2004
(Expressed in United States dollars)

	2005	2004
Net sales	$444,198,956	$262,387,189

Cost of goods sold	(247,045,158)	(159,607,350)

Gross profit	197,153,798	102,779,839

Selling, general, and administrative expenses	(90,879,297)	(48,357,356)
Research and development expenses	(69,271,239)	(42,013,535)

Operating profit	37,003,262	12,408,948

Other income:
Other income	609,583	337,549
Other expense	(284,510)	(127,670)
Exchange gains/(losses)	453,787	(1,303)
Interest income	5,289,903	2,409,677
Interest expense	(215,233)	—

Income before income taxes	42,849,792	15,027,201

Income tax benefit (note 5)	6,971,825	41,628

Net income	$49,821,617	$15,068,829

See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity and Comprehensive Income
Years ended December 31, 2005 and 2004
(Expressed in United States dollars)

			Retained	Accumulated
		Additional	earnings	other	Total
	Common	paid-in	/(accumulated	comprehensive	stockholders’
	stock	capital	deficits)	gain/(loss)	equity
Balance at January 1, 2004	$9,705,000	192,362,904	(4,310,229)	(17,691)	197,739,984

Net income	—	—	15,068,829	—	15,068,829

Assets contributed by a stockholder	—	606,341	—	—	606,341

Other comprehensive loss:
Foreign currency translation (net of any income taxes)	—	—	—	(10,419)	(10,419)

Balance at December 31, 2004	$9,705,000	192,969,245	10,758,600	(28,110)	213,404,735

Balance at January 1, 2005	$9,705,000	192,969,245	10,758,600	(28,110)	213,404,735

Net income	—	—	49,821,617	—	49,821,617

Cash contributed by a stockholder	—	50	—	—	50

Other comprehensive income:
Foreign currency translation (net of any income taxes)	—	—	—	2,880,580	2,880,580

Balance at December 31, 2005	$9,705,000	192,969,295	60,580,217	2,852,470	266,106,982

Note	Total comprehensive income for the years ended December 31, 2005 and 2004 is comprised of:

	2005	2004

Net income	$49,821,617	$15,068,829

Other comprehensive income:
Foreign currency translation (net of any income taxes)	2,880,580	(10,419)

Total comprehensive income	$52,702,197	$15,058,410
See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2005 and 2004
(Expressed in United States dollars)

	2005	2004
Cash flows from operating activities:
Net income	$49,821,617	$15,068,829
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortisation of fixed assets	12,079,800	5,581,246
Amortization of intangible assets	202,581	280,000
Allowance for doubtful accounts	42,315	(25,589)
Loss on sale of equipment	5,057	70,111
Increase in trade accounts receivable and notes receivable	(956,430)	(36,913,699)
Increase in amount due from related parties	(35,854,276)	(16,029,690)
Increase in inventories	(35,371,362)	(34,961,650)
Increase in other current assets	(15,082,187)	(7,781,155)
Increase in trade accounts payable	35,899,991	18,890,816
Decrease in amount due to related parties	(10,409,686)	(14,101,968)
Decrease in income tax payable	(12,949)	(919,548)
Increase in deferred income tax	(7,065,899)	(727,006)
Increase in accrued expenses and other liabilities	51,765,361	50,246,357
Others	2,225,562	—

Net cash from/(used in)operating activities	$47,289,495	$(21,322,946)

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows (continued)
(Expressed in United States dollars)

	2005	2004
Cash flows from investing activities:
Proceeds from sale of equipment	$33,550	$—
Capital expenditures	(25,335,255)	(17,899,290)

Net cash used in investing activities	(25,301,705)	(17,899,290)

Cash flows from financing activities:
Cash contributed by the stockholders	50	—

Net cash provided by financing activities	50	—

Net increase/(decrease) in cash and cash equivalents	21,987,840	(39,222,236)

Effect of foreign exchange rate changes	655,017	1,587

Cash and cash equivalents at the beginning of the year	117,860,892	157,081,541

Cash and cash equivalents at the end of the year	$140,503,749	$117,860,892

Supplemental information:

Fixed assets donated by a fellow subsidiary	$—	$606,341

Income taxes paid, net	$69,294	$—

Interest paid	$215,233	$—

See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(1) Summary of Significant Accounting Policies and Practices
(a)	Description of Business

Huawei-3Com Co., Limited (the “Company”) was incorporated in Hong Kong on October 29, 2003 and as of December 31, 2005 and 2004 was 51% owned by Shenzhen Huawei Investment Holding Co., Ltd., a limited company incorporated in Shenzhen, the People’s Republic of China (“the PRC”) and an affiliate of Huawei Technologies Co., Ltd., and 49% owned by 3Com Technology Co., Ltd., a subsidiary of 3Com Corporation, a public company incorporated in the state of Delaware in the United States of America.

On January 27, 2006, 3Com Corporation completed its purchase of 2% of the equity securities of the Company from Shenzhen Huawei Investment Holding Co., Ltd. for an aggregate purchase price of $28 million. The purchase of such shares was subject to and received regulatory approval by the Chinese government on January 27, 2006. As a result of the purchase, 3Com owns a 51% interest in the Company.

The Company is engaged in research, development, manufacturing and marketing of datacom equipment products. The three main products are low-end routers, mid-tier routers and LAN switches. The Company currently purchases a significant amount of inventories from and sells a significant amount of products to its two stockholders. See note 10 for related party transaction disclosures.

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of Huawei-3Com Co., Limited and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash and Cash Equivalents

Cash and cash equivalents of $140,503,749 at December 31, 2005, consist of cash on hand and in banks, and time deposits with financial institutions with an initial term of three months or less. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(d)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on customer credit worthiness and current economic trends. The Company reviews its allowance for doubtful accounts monthly. Specific amounts are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(e)	Notes Receivable

Notes receivable represent bills receivable from banks with maturities less than six months.

(f)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (FIFO).

(g)	Fixed assets

Fixed assets are stated at cost. Depreciation on machinery, equipment, motor vehicles and leasehold improvements is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives are set out below:

Machinery and equipment	3-10 years
Motor vehicles	5 years
Leasehold improvements	the shorter of estimated useful lives or lease term

	2005	2004
Depreciation	12,079,800	5,581,246

Percentage of allocation
Inventories and cost of goods sold	10%	19%
Research and development expenses	78%	59%
Selling, general, and administrative expenses	12%	22%

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(h)	Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over fair value of assets of business acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortised, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortised over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Intangible assets represent trademarks and OEM agreements with both stockholders and customer related assets.

(i)	Research and Development and Advertising

Research and development and advertising costs are expensed as incurred.

Advertising costs are expensed as incurred. Advertising costs amounted to $7,473,109 and $3,810,838 for the years ended December 31, 2005 and 2004, respectively.

(j)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company establishes a valuation allowance to the extent that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(k)	Equity Appreciation Rights Plan

The Company has an Equity Appreciation Rights Plan (“EARP”) for its regular employees (except assemblers) and consultants. Vested units entitle the holder to a portion of a cash payout pool, which is equal to 20% of the Company’s US GAAP income before interest and taxes. The Company’s obligation under the payout pool is fixed and does not change when participants leave or the number of vested units changes. In accordance with the guidance set out in APB Opinion No. 25 Accounting for Stocks Issued to Employees and FASB Interpretation No. 28 Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans – an interpretation of APB Opinions No. 15 and 25, the Company accrues the payout pool based on 20% of cumulative earnings before interest and taxes (“EBIT”) at each reporting period end. The pool can be decreased in subsequent years if the Company incurs losses.

(l)	Employee Post-employment Benefits

As stipulated by the regulations of the PRC, the Company’s subsidiary – Hangzhou Huawei-3Com Technology Co., Ltd. (“Hangzhou Huawei-3Com”), a wholly owned subsidiary of the Company, participates in defined contribution retirement plan organized by the municipal government for its employees. Hangzhou Huawei-3Com is required to make contributions to the retirement plan at the rate of 20% of the average salary in Hangzhou. The Company has no other obligations for the payment of pension benefits associated with these plans beyond the annual contributions described above. The contributions payable under the Company’s retirement plans are accrued when employee compensation occurs, and are charged to the consolidated income statement.

(m)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of fixed assets; recoverability of goodwill and intangible assets; valuation allowances for receivables and deferred income tax assets; provisions for inventory and allowances for price protection, product returns, rebates and other related sales incentives. Actual results could differ from those estimates.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(n)	Impairment of Long-Lived Assets

In accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-lived Assets, long-lived assets, such as fixed assets and purchased intangibles subject to amortisation, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Goodwill and intangible assets that have indefinite useful lifes are tested at each balance sheet date for impairment, and are tested more frequently if events and circumstances indicate that the assets might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. For goodwill, this determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognised for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141 Business Combination. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

(o)	Revenue Recognition

Revenue is recognised upon the sale of products when there is a signed sales contract, delivery has occurred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed or determinable, and collection of the related receivables is probable.

Certain of the Company’s sales are made to distributors and resellers through a two-tier distribution channel. The Company records reductions to gross revenue for customer incentive programs, such as discounts and allowances to distributors and resellers and volume-based cash incentives. These customer incentives are determined based on the sale agreement with each individual distributor and reseller and are provided for when the related revenue is recorded. The Company also records provisions against the gross revenue for estimated product returns in the period when the related revenue is recorded. In circumstances where the Company accepts return as a matter of contract or as a matter of practice, the Company recognizes revenue only if the following criteria are met at time of sale:

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(o)	Revenue Recognition (continued)

(a) the Company’s price to the buyer is substantially fixed or determinable at the date of sale; (b) the buyer has paid the Company, or the buyer is obligated to pay the Company and the obligation is not contingent on resale of the product; (c) the buyer’s obligation to the Company would not be changed in the event of theft or physical destruction or damage of the product; (d) the Company does not have significant obligations for future performance to directly bring about resale of the product by the buyer and; (e) the amount of future returns can be reasonably estimated. These estimates are based on factors that include, but are not limited to, historical sales returns, analyses of credit memo activities and current know trends. Should these actual product returns and allowances exceed those estimates, additional reductions to the Company’s revenue would result.

(p)	Product Warranty Costs

A provision for warranty costs is provided for when based on available information, it is probable that customers will make claims under warranties relating to the goods that have been sold and the amount of the warranty provision can be reasonably estimated based upon the historical experience of industry and data of the reliability of products sold.

(q)	Reporting Currency and Translation of Foreign Currency

The reporting currency of the Company is U.S. dollar. The functional currency of the Company’s subsidiaries is the local currency for the applicable foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated at the noon buying rates in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York (“FRB rates”) in effect at the applicable reporting date, and balances in the consolidated statement of income are translated at the average FRB rates in effect during the applicable period. The resulting exchange gains or losses are accounted for as foreign currency translation adjustments in accumulated other comprehensive income/loss, a separate component of stockholders’ equity. Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are recognized as income or expense in the consolidated statements of income.

(r)	Comprehensive income (loss)

Other comprehensive income (loss) relates to foreign currency translation adjustment. The accumulated balances of other comprehensive gain (loss) at December 31, 2005 and 2004 were $2,852,470 and ($28,110), respectively.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(s)	Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For non-public companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company currently does not have any employee stock option plan that is within the scope of this statement.

In December 2004, the FASB issued SFAS No.151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2006. Management is currently evaluating what impact this change may have on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates an exception in APB 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January 1, 2006. Management does not expect implementation of this statement to have a significant impact on its consolidated financial statements.

In May 2005, the FASB issued FASB Statement No.154, Accounting Changes and Error Corrections. Statement 154 establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to a newly adopted accounting principle. This statement will be effective for the Company for all accounting changes and any error corrections occurring after January 1, 2006.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(s)	Recently Issued Accounting Standards (continued)

In September 2005, the EITF issued EITF Issue No.04-13 Accounting for Purchases and Sales of Inventory with the Same Counterparty. EITF 04-13 provides guidance as to when purchases and sales of inventory with the same counterparty should be accounted for as a single exchange transaction. EITF 04-13 also provides guidance as to when a nonmonetary exchange of inventory should be accounted for at fair value. EITF 04-13 will be applied to new arrangements entered into, and modifications or renewals of existing arrangements occurring after January 1, 2007. Management is currently evaluating what impact this change may have on its consolidated financial statements.
(2)	Inventories

The Company purchased approximately 22% and 53% of inventories from related parties for the years ended December 31, 2005 and 2004 respectively. The balance of inventory purchases was from various domestic suppliers in the PRC.

(3)	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities is comprised of:

	December 31,		December 31,
	2005		2004
Accruals for price protection, product returns, rebates and other related sales incentives		$37,987,979	$28,916,802
Payroll and benefits payable		29,089,771	14,539,891
Other payables and accrued liabilities		18,456,434	12,387,476
Deferred revenue	(i)	14,569,553	—
Accrued warranty	(ii)	4,526,690	1,645,692
VAT and other taxes payable		3,508,524	4,127,721

		$108,138,951	$61,617,582

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(3)	Accrued Expenses and Other Current Liabilities (continued)
(i) Deferred revenue
Deferred revenue represents specific transactions at 2005 year end related to trial sales of new products to specific customers. Management deferred such revenue due to inability to estimate the extent of return of such new products and customers’ unlimited right of return stipulated in the sales contracts.
(ii) The following table summarizes the activity in the allowance for accrued warranty:

	Year ended	Year ended
	December 31,	December 31,
	2005	2004
Accrued warranty, beginning of year	$1,645,692	$497,034
Exchange differences	38,679	—
Warranty claims	(3,896,142)	(1,028,230)
Provision for warranties	6,738,461	2,176,888

Accrued warranty, end of year	$4,526,690	$1,645,692

(4)	Fair Value of Financial Instruments

Financial assets of the Company include cash and cash equivalents, trade accounts receivable and notes receivable. Financial liabilities of the Company include trade accounts payable, other current liabilities and obligations under equity appreciation rights plan. The Company has no derivative instruments at December 31, 2005 and 2004. Management considers that the fair values of the Company’s financial instruments approximate their carrying amounts due to the short-term nature of these instruments.

(5)	Income Tax

Income tax benefit attributable to income from operations consists of:

	December 31,	December 31,
	2005	2004
Current
Mainland, the PRC	$—	$618,506
Other jurisdictions	74,325	66,872
Deferred
Mainland, the PRC	(7,025,723)	(708,419)
Other jurisdictions	(20,427)	(18,587)

Income tax benefit	$(6,971,825)	$(41,628)

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(5)	Income Tax (continued)

The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which they operate. The Company is subject to Hong Kong profits tax at a rate of 17.5% for the years ended December 31, 2005 and 2004. The Company did not have any profits during the years ended December 31, 2005 and 2004 that were subject to Hong Kong profits tax.

For the years ended December 31, 2005 and 2004, revenue and profit generating operations and activities of the Company are primarily carried out by its wholly owned subsidiary, Hangzhou Huawei-3Com in the PRC. The general statutory income tax rate in the PRC is 33%. Hangzhou Huawei-3Com is located in the Hangzhou High-tech Zone and obtained a preferential tax rate from the Municipal Tax Bureau of 26.4% in 2003. The preferential tax rate was further changed to 24% in 2005 because the Company qualified as a high-and-new technology company. During 2005, Hangzhou Huawei-3Com received approval to change its tax status to a double intensive high tech enterprise. The applicable rate for such tax status is 15%. Hangzhou Huawei-3Com is entitled to tax concessions whereby it is exempted from the PRC income tax for two consecutive years from the first year in which Hangzhou Huawei-3Com records assessable profits and will be entitled to a 50% reduction in income tax in the following three years. Consequently the Hangzhou Huawei-3Com’s effective tax rate was nil in 2004 and 2005, and will be 7.5% in 2006, 2007 and 2008.

Management of Hangzhou Huawei-3Com elected to pay income tax for the period ended December 31, 2003 (the company’s initial period) in order to take the advantage of a full-year tax holiday starting January 1, 2004. The years ended 2005 and 2004 are Hangzhou Huawei-3Com’s 100% tax holiday years and no provision for income tax has been made in respect of 2005 and 2004 due to the tax holiday period. Income tax in the amount of $618,506 in the income statement for the year ended December 31, 2004 represents an additional tax charge to true up the tax liability relating to the Company’s initial period.

Historically, substantially all of the Company’s temporary differences which generate deferred tax assets and liabilities occur within the Hangzhou Huawei-3Com. As at December 31, 2004, to the extent that temporary differences were expected to reverse in 2005, Hangzhou Huawei-3Com’s temporary differences were not valued because of the impact of the tax holiday (nil rate) described above. As at December 31, 2005, Hangzhou Huawei-3Com valued its deferred tax assets and liabilities at a rate of 7.5%, which is the effective “enacted” rate during the subsequent periods of expected reversal.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(5)	Income Tax (continued)

Income tax benefit attributable to income from operations differed from the amounts computed by applying the Hong Kong income tax rate of 17.5% to pretax income from operations as a result of the following:

	2005	2004
Computed “expected” tax expense	$7,498,714	$2,629,760
Increase/(reduction) in income taxes resulting from:
Foreign tax holiday on deferred tax for temporary differences	(7,427,740)	(708,419)
Adjustment to deferred tax assets and liabilities for change in tax status	402,017	—
Foreign tax differential	2,331,690	(351,738)
Foreign tax holiday	(8,564,874)	(1,481,609)
Permanent differences	(1,228,034)	(57,285)
Other, net	16,402	(72,337)

Total	$(6,971,825)	$(41,628)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2005 and 2004 are presented below:

	December 31,	December 31,
	2005	2004
Current portion of deferred tax assets:
Accrued expenses	$1,905,157	$—
Sales reserve	3,229,326	—
Others	1,321,787	—

	$6,456,270	$—

Non-current portion of deferred tax assets:
Accrued expenses	$842,078	$509,532
Fixed assets due to differences in depreciation	435,134	148,449
Others	59,423	69,025

	$1,336,635	$727,006

Total deferred tax assets	$7,792,905	$727,006

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2005. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Income taxes have not been provided on undistributed earnings of $52,623,420 from foreign subsidiaries since it is the Company’s intention to permanently reinvest such earnings. It is impracticable to estimate the total tax liability, if any, which would be caused by the future distribution of these earnings.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(6)	Intangible Assets

Intangibles assets contributed by a stockholder consist of:

	As of December 31, 2005
		Weighted
	Gross	average
	carrying	amortisation	Accumulated
	amount	period	amortisation	Net
Amortising intangible assets:
Customer-related assets	$1,100,000	5 years	517,581	582,419

Non-amortised intangible assets:
Trademark	11,000,000		—	11,000,000
OEM-out agreement to a stockholder	24,900,000		—	24,900,000

Total	$37,000,000		517,581	36,482,419

	As of December 31, 2004
		Weighted
	Gross	average
	carrying	amortisation	Accumulated
	amount	period	amortisation	Net
Amortising intangible assets:
Customer-related assets	$1,100,000	5 years	315,000	785,000

Non-amortised intangible assets:
Trademark	11,000,000		—	11,000,000
OEM-out agreement to a stockholder	24,900,000		—	24,900,000

Total	$37,000,000		315,000	36,685,000

Amortisation expense for amortising intangible assets for the years ended December 31, 2005 and 2004 was $202,581 and $280,000, respectively. Estimated amortisation expense for the next three years is $202,581 in 2006, $202,581 in 2007 and $177,257 in 2008.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(7)	Common Stock and Additional Paid-in Capital

Authorized and issued Capital

In accordance with an ordinary resolution passed on November 14, 2003, the Company’s authorized common stock was increased to 9,705,000 shares at $1 each. 4,949,550 and 4,755,450 shares were issued to Shenzhen Huawei Investment Holding Co., Ltd. and 3Com Technologies Co., Ltd. respectively.

Call Options

In accordance with the Stockholders’ Agreement between Shenzhen Huawei Investment Holding Co., Ltd. and 3Com Technologies dated November 15, 2003, 3Com Technologies shall have the one-time option upon the second anniversary of the establishment of the Company to purchase from Shenzhen Huawei Investment Holding Co., Ltd. the number of shares that is equal to 2% of the shares outstanding at a price to be agreed between two parties, subject to a cap of USD 28 million.

Furthermore, under the Stockholders’ Agreement, each stockholder shall have the right to purchase all of the shares held by the other stockholder and its affiliates, at any time upon or after the third anniversary of the establishment of the Company. Such purchase price is to be determined by a bidding process between two parties.

Stockholders’ contributions

In accordance with the Contribution Agreement dated March 19, 2003 and the Stockholders’ Agreement, the stockholders contributed the following assets with an aggregate NAV of 202,067,904 to the Company:

		3Com
	Shenzhen Huawei	Corporation
	Investment	& 3Com
	Holding Co., Ltd.	Technologies
	and its subsidiaries	Co., Ltd.	Total
Cash contributed	$4,949,550	$160,078,354	$165,027,904
Intangible assets contributed	—	37,040,000	37,040,000

	4,949,550	197,118,354	202,067,904

Fixed assets donated by an affiliated subsidiary subsequent to contribution and the Stockholders’ Agreements	606,341	—	606,341
Cash	50	—	50

Contributed capital	$5,555,941	$197,118,354	$202,674,295

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(7)	Common Stock and Additional Paid-in Capital (continued)

In accordance with the Contribution Agreement, 3Com Corporation contributed $160,078,354 in cash, certain intangible assets plus personnel and marketing resources related to its business in the PRC and Japan to the Company. Shenzhen Huawei Investment Holding Co., Ltd. contributed certain personnel, certain intangible assets, technology related to its enterprise networking businesses and its sales and marketing team. As Shenzhen Huawei Investment Holding Co., Ltd. had more than a 50% voting interest in the Company at the time of the Company’s formation, net assets contributed by 3Com Corporation were recorded at fair value. Whereas, the net assets contributed by Shenzhen Huawei Investment Holding Co., Ltd. were recorded at historical cost.

(8)	Equity Appreciation Rights Plan

In October 2004, the Company’s Board of Directors approved the establishment of an Equity Appreciation Rights Plan (“EARP”). The Company’s employees (other than assemblers) and consultants (“Participants”) may participate in the EARP. EARP “units” shall be awarded to grantees for no consideration, but the units are non-transferable and subject to certain restrictions in the event of grantees’ termination or a liquidation event as defined in the Stockholders’ Agreement. Vested units shall entitle the holder to a portion of a cash payout pool as defined by the plan.

Under the EARP, employees are eligible to receive an annual grant of the plan units beginning from November 2004 through November 2006. The first vesting date is the earlier occurrence of a liquidation event or March 31, 2007. The Participants shall not possess any rights as a stockholder of the Company with respect to a plan unit, including, without limitation, rights concerning voting and dividends. That is, the Participants only have the right to redeem the vested plan units for cash payment equal to a fixed amount calculated as a fixed percentage of the Company’s earnings as defined (EBIT). If the Participants terminate or leave the Company, their unvested plan units shall automatically be forfeited and their vested units will be paid out in a lump sum after March 31, 2007. However, the payout pool does not proportionally go down when the Participants terminate or leave. The EARP was announced to the participants in 2004.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(8)	Equity Appreciation Rights Plan (continued)

The Company recognized compensation expense under the Equity Appreication Rights Plan as follows:

	2005	2004
Compensation expense for EARP	$7,086,776	$2,446,598
The accrued EARP expense as of December 31, 2005 and 2004 is $9,484,009 and $2,446,686, respectively which is recognized as other liabilities on the consolidated balance sheets.

(9)	Business and Credit Concentrations

Political, Economic and Social Risks

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past two decades, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social, or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Foreign Currency Risk

A majority of the revenue-generating operations are transacted in Renminbi, which is not fully convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchanges as quoted by the People’s Bank of China. However, the unification of the exchange rate does not imply convertibility of Renminbi into United States dollars or other foreign currencies. While the official exchange rate for the conversion of Renminbi to United States dollars has generally been stable in recent years, any revaluation of Renminbi may adversely affect the Company’s operations. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

With the authorisation from the PRC government, the People’s Bank of China announced that the PRC government reformed the exchange rate regime by moving into a managed floating exchange rate regime based on market supply and demand with reference to a basket of currencies on 21 July 2005. The exchange rate of US dollars against RMB was adjusted to 8.11 yuan per US dollar with effect from the time of 19:00 hours on 21 July 2005.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(9)	Business and Credit Concentrations (continued)

Business and Credit Concentration

Related party sales accounted for 51.3% and 44.2% (see note 10) of the Company’s net revenue in the years ended December 31, 2005 and 2004, respectively. The following reflects the sales volume to the customers that individually accounted for more than 5% of the net sales during either of the years presented.

	2005		2004
Customer	Sales amount	Sales %	Sales amount	Sales %

Huawei Technologies Co., Ltd.	$160,715,354	36%	$95,802,112	36%
Shenzhen Qipusheng Technology Co., Ltd.	$46,959,406	11%	$33,051,287	13%
3Com Technologies Ireland	$30,885,416	7%	$2,930,456	1%
Beijing Fangzheng Info System Co., Ltd.	$31,101,800	7%	$20,434,367	8%
Wangxin Info Holding Co., Ltd.	$28,723,684	6%	$16,326,925	6%
Hangzhou Xiechuang Tech Co., Ltd.	$21,720,762	5%	$17,136,794	7%
3Com Corporation	$18,921,994	4%	$15,237,477	6%
Weida Hightech Holding Co., Ltd.	$10,528,898	2%	$20,647,797	8%
Besides the Huawei and 3Com group companies, which are the Company’s stockholders or related parties, the other major customers are the Company’s distributors. Management of the Company considers that the loss of one or more of its distributors would not have a material adverse effect on the revenues or operations of the Company.

As noted above, the Company is a key supplier to Huawei Technologies Co., Ltd. Such businesses represent part of the core products in Huawei’s equipment and solution sales that are not substitutable by other Huawei suppliers. Huawei Technologies Co., Ltd. provides information technology, product testing and other services to the Company. The Company also leases its headquarters and primary operating facility from Huawei Technologies Co., Ltd. Although the Company is a Huawei significant subsidiary, it has autonomy in engaging any third parties to provide such services.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(10)	Related Party Transactions and Balances

Related party transactions of the Company for the years ended December 31, 2005 and 2004 respectively are set out as the following:

	2005		2004
	Amount	%	Amount	%
Sales to related parties:

Huawei Technologies Co., Ltd.	$160,715,354	36%	$95,802,112	36%
3Com Technologies Ireland	$30,885,416	7%	$2,930,456	1%
3Com Corporation	$18,921,994	4%	$15,237,477	6%
Huawei Technologies Investment Co., Ltd.	$17,012,958	4%	$2,786,452	1%
Beijing Xintonghuaan Technologies Co., Ltd	$14,341,596	3%	$7,720,643	3%
3Com Europe	$1,344,929	0.3%	$524,903	0.2%

Service sales to related parties:
3Com Europe	$662,800		$—
Huawei Technologies Co., Ltd	$671,093		$34,635
3Com Corporation	$353,000		$—

Purchase of inventories from related parties
Huawei Technologies Co., Ltd.	$55,693,335	18%	$102,582,801	46%
3Com Asia Pacific Rim Pte Ltd.	$13,241,697	4%	$11,232,024	5%
3Com Corporation	$—	—	$1,561,701	1%
Huawei Technologies Investment Co., Ltd.	$4,444,044	1%	$1,724,854	1%

Rent paid to related party:

Huawei Technologies Co., Ltd.	$2,977,635		$2,794,898
Rental expense for the years ended December 31, 2005 and 2004 was classified as follows:

	2005	2004
Cost of goods sold	$1,071,949	$810,520
Selling, general and administrative expenses	1,042,172	922,316
Research and development expenses	863,514	1,062,062

	$2,977,635	$2,794,898

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(10)	Related Party Transactions and Balances (continued)

IT support service provided by related party (recorded in selling, general, and administrative expenses):

	2005	2004
Huawei Technologies Co., Ltd.	$1,824,548	$1,306,004

IT cooperation service provided by related party (recorded in selling, general, and administrative expenses):

Huawei Technologies Co., Ltd.	$3,225,915	$943,867

Research and development cooperation service provided by related party (recorded in research and development expenses):

Huawei Technologies Co., Ltd.	$1,579,161	$557,382
Huawei Technologies Investment Co., Ltd.	$440,629	$—

Sales branch expense paid by related party (recorded in selling, general, and administrative expenses):

Huawei Technologies Co., Ltd.	$435,162	$992,470
Huawei Technologies Investment Co., Ltd.	$993,658	$266,393

Management fee paid to related party (recorded in selling, general, and administrative expenses):

3Com Asia Pacific Rim Pte. Ltd.	$87,818	$86,993

Reimbursement of leasehold improvements (recorded under fixed assets):

During 2005 the Company and Huawei Technologies Co., Ltd. reached an agreement for the Company to pay Huawei Technologies Co., Ltd. less than the amount originally accrued. This resulted in the $1,384,178 balance below:

Huawei Technologies Co., Ltd.	$(1,384,178)	$5,250,000

The management of the Company is of the opinion that the above transactions were in the normal course of business and on normal commercial terms and all costs borne by stockholders on behalf of the Company and its subsidiaries are recognized and reflected in the accounts.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(10)	Related Party Transactions and Balances (continued)

Related party balances of the Company as of December 31, 2005 and 2004 are set out as follows:

Due from related parties:

	2005	2004
Huawei Technologies Co., Ltd.	$50,273,804	$20,681,325
Huawei Technologies Investment Co., Ltd.	1,215,877	2,061,458
3Com Corporation	2,924,090	1,719,890
3Com Technologies Ireland	9,131,412	1,544,574
3Com Asia Pacific Rim Pte Ltd.	37,587	—
3Com Europe	132,430	459,469

	$63,715,200	$26,466,716

Due to related parties:

Huawei Technologies Co., Ltd.	$9,538,761	$21,019,510
3Com Asia Pacific Rim Pte Ltd.	1,650,633	1,413,290
Huawei Technologies Investment Co., Ltd.	1,130,658	353,322
Huawei Information Technology Co., Ltd.	61,956	—
3Com Corporation	1,183	4,928
3Com Technologies Ireland	—	1,795

	$12,383,191	$22,792,845

Balances with related parties are unsecured, interest free and have no fixed settlement term. These balances are expected to be settled within one year.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2005 and 2004
Notes to Consolidated Financial Statements
(11)	Leases

The Company has several noncancelable opeating leases, primarily for office buildings, that expire over the next four years. Rental expenses for operating lease during 2005 and 2004 was $7,231,680 and $6,361,286, respectively.

Future minimum lease payments under noncancelable operating lease as of December 31, 2005 are as follows:

Operating leases
Years ending December 31:
2006	$10,285,980
2007	10,106,168
2008	5,090,841
2009	—

Total minimum lease payments	$25,482,989

(12)	Subsequent Events

As discussed in note 1(a), in January 2006 the majority ownership of the Company was changed from Shenzhen Huawei Investment Holding Co., Ltd. to 3 Com Technology Co., Ltd.

The Company is currently in the process of petitioning the Court of First Instance of High Court, Hong Kong for a capital reduction which will enable it to distribute $80,000,000 to its stockholders. The Company anticipates that the court will grant approval for the petition by December 31, 2006.